                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

[BANCORPSOUTH(R) LOGO]

CONTACT:
L. Nash Allen, Jr.                                    Gary C. Bonds
Treasurer and Chief Financial                         Senior Vice President and
 Officer                                                Controller
662/680-2330                                          662/680-2332

                 BANCORPSOUTH, INC. ANNOUNCES FINANCIAL RESULTS
                         FOR THE SECOND QUARTER OF 2004

TUPELO, Miss., July 20, 2004 /PRNewswire-FirstCall via COMTEX/ -- BancorpSouth, Inc. (NYSE: BXS) today announced that net income for the second quarter of 2004 was $31.3 million, or $0.41 per basic share and $0.40 per diluted share, compared with net income of $29.2 million, or $0.38 per basic share and $0.37 per diluted share, for the second quarter of 2003.

For the first six months of 2004, net income was $58.4 million, or $0.76 and $0.75 per basic and diluted share, respectively. Net income for the first six months of 2003 was $68.4 million, or $0.88 per basic and diluted share.

Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth, commented, "We are pleased to report improved earnings for the latest quarter, compared with both the comparable second quarter of 2003 and the immediately preceding first quarter of 2004. We again attribute our growth for the quarter to a significant increase in noninterest revenue, including a 59.2 percent gain in insurance commissions as a result of our two acquisitions last year and substantial growth in the value of our mortgage servicing asset as a result of increasing mortgage interest rates. We were also pleased to see growing loan activity across our markets, which produced the first comparable-quarter increase in total loans in over a year. We believe that this is an early indicator of improvement in the economy of the region. In addition, while unusually low interest rates have continued to compress our net interest margin, we achieved a sequential-quarter increase in interest revenue for the first time since the fourth quarter of 2000.

"We are encouraged by these improvements during the second quarter, although we do not underestimate the ongoing challenges posed by the continued low interest rate environment. However, BancorpSouth's credit quality and liquidity remain strong, we have significant loan and deposit growth opportunities in a number of attractive markets throughout our six-state franchise, our investment portfolio is positioned for a rising interest rate environment and we are continuing to grow our noninterest revenue. We are, therefore, optimistic about BancorpSouth's growth prospects and the correctness of our long-term strategic direction."

                                    - MORE -

P. O. Box 789 - Tupelo, MS 38802-0789 - (662) 680-2000
BANCORPSOUTH, INC. is a financial holding company.

BXS Announces Second-Quarter Results
Page 2
July 20, 2004

Net Interest Revenue

Interest revenue was $123.7 million for the second quarter of 2004, a decrease of 7.1 percent from $133.2 for the second quarter of 2003 but an increase of 0.4 percent from $123.2 million for the first quarter of 2004. Interest expense was $40.0 million for the second quarter of 2004, a decrease of 13.3 percent from $46.1 million for the second quarter of 2003 and an increase of 0.7 percent from $39.7 million for the first quarter of 2004.

The average taxable equivalent yield on earning assets was 5.15 percent for the second quarter of 2004, a decline from 5.68 percent for the second quarter of 2003 and 5.22 percent for the first quarter of 2004. The average rate paid on interest bearing liabilities for the second quarter of 2004 was 1.93 percent, down from 2.26 percent for the second quarter of 2003 and 1.94 percent for the first quarter of 2004.

Net interest revenue for the second quarter of 2004 was $83.7 million, a decrease of 3.9 percent from $87.1 million for the second quarter of 2003 but an increase of 0.2 percent from $83.5 million for the first quarter of 2004. Net interest margin declined to 3.52 percent for the second quarter of 2004 from
3.75 percent for the second quarter of 2003 and 3.57 percent for the first quarter of 2004.

"Although the comparable-quarter percentage decline in our second quarter net interest revenue was the lowest in over a year, the further compression of our net interest margin for the quarter indicates the continued difficulty in managing our assets and liabilities to limit our exposure to changing interest rates," said Patterson. "As we experienced in the first quarter, the low absolute level of interest rates affected our ability in the second quarter to match the decline in average taxable equivalent yield on earning assets with lower rates paid on interest-bearing liabilities. We expect the discipline with which we have maintained a conservative stance in the average maturity of our investment assets to enhance our ability to manage in a rising interest rate environment, partially mitigating our liability-sensitivity to interest rate increases."

Deposit and Loan Activity

Total assets of $10.7 billion at June 30, 2004, increased 0.9 percent from $10.6 billion at June 30, 2003. Total deposits of $8.8 billion at June 30, 2004, increased 0.9 percent from $8.7 billion at June 30, 2003. Loans, net of unearned discount, totaled $6.42 billion at June 30, 2004, an increase of 1.9 percent from $6.30 billion at June 30, 2003.

Patterson remarked, "Increasing economic momentum in our markets produced an increase in net loans at the end of the second quarter and a number of new commercial loan relationships. We achieved this growth despite the continued reduction of our exposure to indirect automobile sales financing and certain higher risk consumer loans, which fell, in total, to $26.9 million at June 30, 2004, from $81.4 million at June 30, 2003. The comparable-quarter growth in our total deposits represents the third consecutive quarter in which total deposits have increased entirely because of growth in low-cost demand deposits while total savings and time deposits declined as

                                    - MORE -

BXS Announces Second-Quarter Results
Page 3
July 20, 2004

a result of our overt pricing actions to reduce our interest rate exposure. We continue to believe that the steady growth in demand deposits reflects increased household market share, which will enhance both our lending and noninterest revenue opportunities in a strengthening economy."

Provision for Credit Losses and Allowance for Credit Losses

The provision for credit losses for the second quarter of 2004 was $4.8 million, down 25.3 percent from $6.5 million for the second quarter of 2003 and up 20.4 percent from $4.0 million for the first quarter of 2004. Annualized net charge-offs were 0.36 percent of average loans for the second quarter of 2004 compared with 0.31 percent for both the second quarter of 2003 and the first quarter of 2004.

Non-performing loans at June 30, 2004, were $37.1 million, or 0.58 percent of loans, down 17.8 percent from $45.2 million, or 0.72 percent of loans, at June 30, 2003, and down 6.6 percent from $39.8 million, or 0.64 percent of loans, at March 31, 2004. The allowance for credit losses was 1.41 percent of loans at June 30, 2004, compared with 1.45 percent of loans at June 30, 2003, and 1.46 percent of loans at March 31, 2004.

Patterson added, "For the second consecutive quarter, we significantly reduced the provision for credit losses on a comparable-quarter basis because of improvement in our credit quality, again demonstrating the strength of our lending and credit practices. We increased the provision for credit losses on a sequential-quarter basis, primarily because of increased loan activity during the second quarter. Consistent with our core operating philosophies, we remain fully committed to maintaining an adequate allowance for credit losses calculated in a manner consistent with prior periods. Reserve coverage of non-performing loans was 2.44 at June 30, 2004 versus 2.02 at June 30, 2003."

Noninterest Revenue

Noninterest revenue was $51.4 million for the second quarter of 2004, a 28.9 percent increase from $39.9 million for the second quarter of 2003 and an 11.7 percent increase from $46.0 million for the first quarter of 2004. Among other factors, the increase in noninterest revenue reflected a 59.2 percent increase in insurance commissions to $13.2 million for the second quarter of 2004 from $8.3 million for the second quarter of 2003. This growth is primarily the result of the acquisition of Wright & Percy Insurance, Baton Rouge, Louisiana, in the second quarter of 2003 and the acquisition of Ramsey, Krug, Farrell & Lensing Insurance, Little Rock, Arkansas, in the third quarter of 2003.

This growth also offset the impact of the anticipated decline in mortgage originations to $172.3 million for the second quarter of 2004 from $392.8 million for the second quarter of 2003. Total mortgage lending revenue for the second quarter of 2004 was $11.4 million, which included a $9.4 million reversal of previously recorded impairment charges against the Company's mortgage servicing asset. Total mortgage lending revenue for the second quarter of 2003 was $1.6 million, which included a $4.7 million non-cash charge for impairment of the Company's mortgage servicing asset.

                                    - MORE -

BXS Announces Second-Quarter Results
Page 4
July 20, 2004

"We remain pleased with the performance of our noninterest revenue products and services and the diversification of our revenue streams that they provide. We expect a strengthening economy to enhance our opportunities to expand noninterest revenue, as we continue to roll out products and services across our existing markets and as we evaluate additional opportunities to expand our products and services and our markets through internal growth and acquisitions. We also expect mortgage originations will continue below the record levels of last year because of increased mortgage interest rates."

Noninterest Expense

Noninterest expense was $84.0 million for the second quarter of 2004, a 7.3 percent increase from $78.3 million for the second quarter of 2003 and a 2.3 percent decline from $86.0 million for the first quarter of 2004. The increase for the second quarter of 2004 compared with the second quarter of the prior year primarily reflected salaries, employee benefits and other expenses related to the two insurance agencies acquired in the second and third quarters of 2003.

Capital Management

BancorpSouth repurchased 598,300 shares of its common stock during the second quarter of 2004 under a stock repurchase plan authorized in April 2003 for the repurchase of up to 3.9 million shares. A total of 1,630,708 shares had been purchased under this plan at the end of the second quarter of 2004. Combined with the 8.3 million shares repurchased under earlier plans, BancorpSouth had repurchased approximately 9.9 million shares of its common stock as of June 30, 2004, or 11.8 percent of its outstanding shares at March 5, 2001, when the first of these plans was authorized. BancorpSouth will continue to evaluate additional share repurchases under the April 2003 plan, which authorizes these repurchases during a two-year period.

Summary

Patterson concluded, "Our second-quarter results reflect the impact of an unprecedented constriction in our net interest margin due to the multi-year decline in interest rates. While we are confident of our ability to expand our net interest margin over time as the interest rate cycle progresses - and thereby produce results more in line with our historical trends - we expect our net interest margin will continue to pose a challenge for the immediate future.

"Our second quarter results also provided evidence of an improving business environment, including increased loan activity and deposit growth, a sequential-quarter increase in net interest revenue, improved non-performing loans and the further significant growth of our noninterest revenue. We remain uniquely positioned in our six-state franchise as a customer service-driven organization offering a comprehensive array of financial products and services. We are fully committed to building on these strengths and on our foundation of strong credit quality and conservative operating philosophies."

                                    - MORE -

BXS Announces Second-Quarter Results
Page 5
July 20, 2004

Conference Call

BancorpSouth will conduct a conference call with analysts at 1:30 p.m. (Central
Time) on July 20, 2004. Investors may listen via the Internet by accessing BancorpSouth's website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth's website for at least two weeks following the call.

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27 A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," "could" or "intend." These forward-looking statements include, without limitation, those relating to interest rates, liquidity, loan and deposit growth opportunities, our investment portfolio, demand deposits, allowance for credit losses, net interest margin, market share, credit quality, mortgage originations, noninterest revenue, expansion of products and services, expansion of markets through internal growth and acquisitions, common stock repurchase plan, operating philosophies, long-term growth prospects and BancorpSouth's future growth and profitability.

We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements due to a variety of factors. These factors include, but are not limited to, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates, the ability of BancorpSouth to maintain credit quality, the ability of BancorpSouth to effectively integrate acquisitions, changes in laws and regulations affecting financial institutions in general, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth's operating or expansion strategy, geographic concentration of BancorpSouth's assets, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to identify potential acquisitions, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth's filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi with approximately $10.7 billion in assets. BancorpSouth operates approximately 250 commercial banking, insurance, trust and broker/dealer locations in Alabama, Arkansas, Louisiana, Mississippi, Tennessee and Texas.

                                    - MORE -

BXS Announces Second-Quarter Results
Page 6
July 20, 2004

BANCORPSOUTH, INC.
SELECTED FINANCIAL DATA

                                                                  Three Months Ended                 Six Months Ended
                                                                        June 30,                         June 30,
                                                             -----------------------------    -----------------------------
(Dollars in thousands, except per share amounts)                 2004              2003           2004            2003
                                                             ------------     ------------    -------------    ------------
EARNINGS SUMMARY:
Net interest revenue                                         $     83,684     $     87,069    $     167,166    $    177,213
Provision for credit losses                                         4,835            6,472            8,851          12,994
Noninterest revenue                                                51,416           39,882           97,456          92,192
Noninterest expense                                                84,031           78,300          170,036         155,216
                                                             ------------     ------------    -------------    ------------
Income before income taxes                                         46,234           42,179           85,735         101,195
Income tax provision                                               14,961           12,938           27,297          32,806
                                                             ------------     ------------    -------------    ------------
Net income                                                   $     31,273     $     29,241    $      58,438    $     68,389
                                                             ============     ============    =============    ============
Earning per share: Basic                                     $       0.41     $       0.38    $        0.76    $       0.88
                                                             ============     ============    =============    ============
                   Diluted                                   $       0.40     $       0.37    $        0.75    $       0.88
                                                             ============     ============    =============    ============

BALANCE SHEET DATA AT JUNE 30:
Total assets                                                                                  $  10,670,323    $ 10,576,453
Total earning assets                                                                              9,797,631       9,763,679
Loans and lease receivables, net of unearned discount                                             6,422,864       6,301,110
Allowance for credit losses                                                                          90,537          91,210
Total deposits                                                                                    8,789,246       8,714,072
Common shareholders' equity                                                                         852,910         857,868
Book value per share                                                                                  11.10           11.00

AVERAGE BALANCE SHEET DATA:
Total assets                                                 $ 10,614,248     $ 10,287,130    $  10,533,989    $ 10,239,601
Total earning assets                                            9,831,843        9,592,723        9,753,243       9,543,975
Loans and lease receivables, net of unearned discount           6,333,868        6,289,079        6,280,566       6,318,286
Total deposits                                                  8,801,737        8,628,134        8,794,229       8,594,256
Common shareholders' equity                                       886,197          832,443          877,096         824,221

NON-PERFORMING ASSETS AT JUNE 30:
Non-accrual loans                                                                             $      13,611    $     18,230
Loans 90+ days past due                                                                              19,462          26,954
Restructured loans                                                                                    4,072              14
Other real estate owned                                                                              20,440          15,065
Net charge-offs as a percentage
   of average loans (annualized)                                     0.36%            0.31%            0.33%           0.31%

PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets                                             1.18%            1.14%            1.12%           1.35%
Return on common equity                                             14.19%           14.09%           13.40%          16.73%
Net interest margin                                                  3.52%            3.75%            3.54%           3.86%
Average shares outstanding - diluted                           77,444,302       78,013,329       77,783,687      77,935,346

                                    - MORE -

BXS Announces Second-Quarter Results
Page 7
July 20, 2004

                               BANCORPSOUTH, INC.
                       CONSOLIDATED STATEMENT OF CONDITION

                                                                       June 30,
                                                            -----------------------------             %
                                                                2004            2003                Change
                                                            ------------     ------------           ------
                                                                  (In thousands)
Assets

Cash and due from banks                                     $    333,697     $    393,390           (15.17%)
Interest bearing deposits with other banks                        18,024            5,059           256.28%
Held-to-maturity securities, at amortized cost                 1,510,209        1,552,070            (2.70%)
Available-for-sale securities, at fair market value            1,793,134        1,723,766             4.02%
Federal funds sold and securities
  purchased under agreement to resell                             10,488           94,999
Loans                                                          6,452,602        6,339,538             1.78%
 Less: Unearned discount                                         (29,738)         (38,428)          (22.61%)
       Allowance for credit losses                               (90,537)         (91,210)           (0.74%)
                                                            ------------     ------------
Net loans                                                      6,332,327        6,209,900             1.97%
Loans held for sale                                               42,913           86,676           (50.49%)
Premises and equipment, net                                      218,456          209,746             4.15%
Accrued interest receivable                                       68,690           76,015            (9.64%)
Goodwill                                                          61,445           42,535            44.46%
Other assets                                                     280,940          182,297            54.11%
                                                            ------------     ------------
  Total Assets                                              $ 10,670,323     $ 10,576,453             0.89%
                                                            ============     ============
Liabilities

Deposits:
 Demand: Noninterest bearing                                $  1,311,477     $  1,287,846             1.83%
         Interest bearing                                      2,607,141        2,463,010             5.85%
 Savings                                                         786,235          797,880            (1.46%)
 Other time                                                    4,084,393        4,165,336            (1.94%)
                                                            ------------     ------------
Total deposits                                                 8,789,246        8,714,072             0.86%
Federal funds purchased and securities sold under
  agreement to repurchase                                        458,116          576,727           (20.57%)
Short term borrowings                                            185,000           50,000           270.00%
Accrued interest payable                                          17,590           21,101           (16.64%)
Junior Subordinated Debt Securities                              128,866          125,000             3.09%
Long-term debt                                                   137,838          139,137            (0.93%)
Other liabilities                                                100,757           92,548             8.87%
                                                            ------------     ------------
Total Liabilities                                              9,817,413        9,718,585             1.02%
Shareholders' Equity

Common stock                                                     192,086          195,017            (1.50%)
Capital surplus                                                   44,445           31,031            43.23%
Other comprehensive income                                        (8,276)          39,368          (121.02%)
Retained earnings                                                624,655          592,452             5.44%
                                                            ------------     ------------
Total Shareholders' Equity                                       852,910          857,868            (0.58%)
                                                            ------------     ------------
Total Liabilities & Shareholders' Equity                    $ 10,670,323     $ 10,576,453             0.89%
                                                            ============     ============

                                    - MORE -

BXS Announces Second-Quarter Results
Page 8
July 20, 2004

                               BancorpSouth, Inc.
                        Consolidated Statements of Income
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                                 Quarter Ended                             Year To Date
                                           ----------------------------------------------------------   ---------------------
                                           Jun 2004    Mar 2004     Dec 2003    Sept 2003   Jun 2003    Jun 2004    Jun 2003
                                           --------    --------     --------    ---------   --------    --------    --------
INTEREST REVENUE:
Loans                                      $  91,358   $  92,250    $  94,822   $  98,292   $ 102,369   $ 183,608   $ 206,915
Deposits with other banks                        288         128           96          67         100         416         184
Federal funds sold and securities
  purchased under agreement to resell            115         697          772       1,295       2,215         811       4,522
Held-to-maturity securities:
  Taxable                                     12,791      10,112        9,831      10,258      12,628      22,903      26,230
  Tax-exempt                                   1,694       1,796        1,860       1,941       2,079       3,490       4,295
Available-for-sale securities:
  Taxable                                     15,309      15,688       16,108      15,160      11,031      30,997      23,159
  Tax-exempt                                   1,650       1,759        1,878       1,903       1,995       3,409       4,089
Loans held for sale                              478         756          856         896         111       1,234       1,482
                                           ---------   ---------    ---------   ---------   ---------   ---------   ---------
    Total interest revenue                   123,683     123,186      126,223     129,812     133,194     246,868     270,876
                                           ---------   ---------    ---------   ---------   ---------   ---------   ---------

INTEREST EXPENSE:
Deposits                                      33,915      33,918       33,929      35,260      39,289      67,832      79,833
Federal funds purchased and securities
  sold under agreement to repurchase           1,101       1,063        1,551       2,018       2,191       2,163       4,546
Other                                          4,983       4,723        4,658       4,726       4,645       9,707       9,284
                                           ---------   ---------    ---------   ---------   ---------   ---------   ---------
    Total interest expense                    39,999      39,704       40,138      42,004      46,125      79,702      93,663
                                           ---------   ---------    ---------   ---------   ---------   ---------   ---------
    Net interest revenue                      83,684      83,482       86,085      87,808      87,069     167,166     177,213

Provision for credit losses                    4,835       4,015        7,472       4,664       6,472       8,851      12,994
                                           ---------   ---------    ---------   ---------   ---------   ---------   ---------
    Net interest revenue, after
      provision for credit losses             78,849      79,467       78,613      83,144      80,597     158,315     164,219
                                           ---------   ---------    ---------   ---------   ---------   ---------   ---------

NONINTEREST REVENUE:
Mortgage lending                              11,365      (1,141)       6,441      10,323       1,634      10,224       6,488
Service charges                               16,057      14,318       15,882      16,131      16,232      30,375      29,886
Life insurance premiums                          478         562          657         760         876       1,040       1,838
Trust income                                   1,842       1,686        2,138       1,905       1,684       3,528       3,170
Security gains, net                               59         618           40          60         180         677      13,737
Insurance commissions                         13,232      14,458       13,101      11,946       8,314      27,690      14,702
Other                                          8,383      15,539        9,815       8,695      10,962      23,922      22,371
                                           ---------   ---------    ---------   ---------   ---------   ---------   ---------
    Total noninterest revenue                 51,416      46,040       48,074      49,820      39,882      97,456      92,192
                                           ---------   ---------    ---------   ---------   ---------   ---------   ---------

NONINTEREST EXPENSE:
Salaries and employee benefits                48,628      50,036       47,633      46,449      44,974      98,663      87,728
Occupancy, net of rental income                6,084       5,956        5,853       5,932       5,609      12,040      11,188
Equipment                                      5,636       5,460        5,569       6,063       5,776      11,096      11,779
Telecommunications                             1,825       1,838        1,874       1,915       1,828       3,663       3,688
Other                                         21,858      22,716       23,898      22,192      20,113      44,574      40,833
                                           ---------   ---------    ---------   ---------   ---------   ---------   ---------
    Total noninterest expenses                84,031      86,006       84,827      82,551      78,300     170,036     155,216
                                           ---------   ---------    ---------   ---------   ---------   ---------   ---------
    Income before income taxes                46,234      39,501       41,860      50,413      42,179      85,735     101,195
Income tax expense                            14,961      12,336       12,990      16,539      12,938      27,297      32,806
                                           ---------   ---------    ---------   ---------   ---------   ---------   ---------
    Net income                             $  31,273   $  27,165    $  28,870   $  33,874   $  29,241   $  58,438   $  68,389
                                           =========   =========    =========   =========   =========   =========   =========

Net income per share:Basic                 $    0.41   $    0.35    $    0.37   $    0.43   $    0.38   $    0.76   $    0.88
                                           =========   =========    =========   =========   =========   =========   =========
                     Diluted               $    0.40   $    0.35    $    0.37   $    0.43   $    0.37   $    0.75   $    0.88
                                           =========   =========    =========   =========   =========   =========   =========

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

BXS Announces Second-Quarter Results
Page 9
July 20, 2004

                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)

                                                           Quarter Ended
                                                           June 30, 2004
                                             --------------------------------------
                                               Average                       Yield/
(Taxable equivalent basis)                     Balance         Interest       Rate
                                               -------         --------      -----
ASSETS
Loans net of unearned income                 $  6,374,578      $  92,361     5.83%
Held-to-maturity securities:
 Taxable                                        1,343,048         12,791     3.83%
 Tax-exempt                                       148,345          2,606     7.06%
Available-for-sale securities:
 Taxable                                        1,718,434         15,307     3.58%
 Tax-exempt                                       152,756          2,538     6.68%
Short-term investments                             94,682            402     1.71%
                                             ------------      ---------
 Total interest earning
  assets and revenue                            9,831,843        126,005     5.15%
Other assets                                      874,186
Less: allowance for credit losses                 (91,781)
                                             ------------
  Total                                      $ 10,614,248
                                             ============
LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
 Demand - interest bearing                   $  2,669,270      $   5,765     0.87%
 Savings                                          790,000          1,353     0.69%
 Other time                                     4,059,635         26,798     2.65%
Short-term borrowings                             531,398          1,400     1.06%
Junior subordinated debt                          128,866          2,625     8.19%
Long-term debt                                    137,952          2,058     6.00%
                                             ------------      ---------
 Total interest bearing
  liabilities and expense                       8,317,122         39,999     1.93%
Demand deposits - noninterest bearing           1,282,832
Other liabilities                                 128,097
                                             ------------
 Total liabilities                              9,728,051
Shareholders' equity                              886,197
                                             ------------
 Total                                       $ 10,614,248
                                             ============      ---------
Net interest revenue                                           $  86,006
                                                               =========
Net interest margin                                                           3.52%
Net interest rate spread                                                      3.22%
Interest bearing liabilities to
 interest earning assets                                                     84.59%

Net interest tax equivalent adjustment                         $   2,322

                                    - MORE -

BXS Announces Second-Quarter Results
Page 10
July 20, 2004

                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)

                                                           Quarter Ended
                                                           June 30, 2003
                                             --------------------------------------
                                               Average                       Yield/
(Taxable equivalent basis)                     Balance         Interest       Rate
                                               -------         --------      -----
ASSETS
Loans net of unearned income                  $ 6,355,052      $ 103,521      6.53%
Held-to-maturity securities:
 Taxable                                        1,437,348         12,628      3.52%
 Tax-exempt                                       166,218          3,198      7.72%
Available-for-sale securities:
 Taxable                                        1,028,778         11,031      4.30%
 Tax-exempt                                       194,543          3,069      6.33%
Short-term investments                            410,784          2,315      2.26%
                                             ------------      ---------
 Total interest earning
  assets and revenue                            9,592,723        135,762      5.68%
Other assets                                      785,412
Less: allowance for credit losses                 (91,005)
                                             ------------
  Total                                      $ 10,287,130
                                             ============

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
 Demand - interest bearing                   $  2,473,411      $   6,664      1.08%
 Savings                                          802,359          2,079      1.04%
 Other time                                     4,181,442         30,546      2.93%
Short-term borrowings                             448,519          2,211      1.98%
Junior subordinated debt                          125,000          2,547      8.15%
Long-term debt                                    139,243          2,079      5.99%
                                             ------------      ---------
 Total interest bearing
   liabilities and expense                      8,169,974         46,126      2.26%
Demand deposits - noninterest bearing           1,170,922
Other liabilities                                 113,791
                                             ------------
 Total liabilities                              9,454,687
Shareholders' equity                              832,443
                                             ------------
 Total                                       $ 10,287,130
                                             ============      ---------
Net interest revenue                                           $  89,636
                                                               =========
Net interest margin                                                           3.75%
Net interest rate spread                                                      3.41%
Interest bearing liabilities to
 interest earning assets                                                     85.17%

Net interest tax equivalent adjustment                         $   2,567

                                    - MORE -

BXS Announces Second-Quarter Results
Page 11
July 20, 2004

                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)

                                                           Year To Date
                                                           June 30, 2003
                                             --------------------------------------
                                               Average                       Yield/
(Taxable equivalent basis)                     Balance         Interest       Rate
                                               -------         --------      -----
ASSETS
Loans net of unearned income                 $  6,344,678      $ 185,883      5.89%
Held-to-maturity securities:
 Taxable                                        1,170,951         22,903      3.93%
 Tax-exempt                                       148,805          5,368      7.25%
Available-for-sale securities:
 Taxable                                        1,730,460         30,994      3.60%
 Tax-exempt                                       158,982          5,244      6.63%
Short-term investments                            199,367          1,227      1.24%
                                             ------------      ---------
 Total interest earning
  assets and revenue                            9,753,243        251,619      5.19%
Other assets                                      872,802
Less: allowance for credit losses                 (92,056)
                                             ------------
  Total                                      $ 10,533,989
                                             ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
 Demand - interest bearing                   $  2,685,161      $  11,459      0.86%
 Savings                                          787,081          2,715      0.69%
 Other time                                     4,062,137         53,659      2.66%
Short-term borrowings                             471,545          2,497      1.06%
Junior subordinated debt                          128,866          5,251      8.19%
Long-term debt                                    138,117          4,122      6.00%
                                             ------------      ---------
 Total interest bearing
  liabilities and expense                       8,272,907         79,702      1.94%
Demand deposits - noninterest bearing           1,259,850
Other liabilities                                 124,136
                                             ------------
 Total liabilities                              9,656,893
Shareholders' equity                              876,096
                                             ------------
 Total                                       $ 10,533,989
                                             ============      ---------
Net interest revenue                                           $ 171,917
                                                               =========
Net interest margin                                                           3.54%
Net interest rate spread                                                      3.25%
Interest bearing liabilities to
 interest earning assets                                                     84.82%

Net interest tax equivalent adjustment                         $   4,751

                                    - MORE -

BXS Announces Second-Quarter Results
Page 12
July 20, 2004

                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)

                                                           Year To Date
                                                           June 30, 2003
                                             --------------------------------------
                                               Average                       Yield/
(Taxable equivalent basis)                     Balance         Interest       Rate
                                               -------         --------      -----
ASSETS
Loans net of unearned income                 $  6,376,722      $ 209,181      6.62%
Held-to-maturity securities:
 Taxable                                        1,356,177         26,230      3.90%
 Tax-exempt                                       172,573          6,607      7.72%
Available-for-sale securities:
 Taxable                                        1,042,471         23,158      4.48%
 Tax-exempt                                       198,125          6,291      6.40%
Short-term investments                            397,907          4,705      2.38%
                                             ------------      ---------
 Total interest earning
  assets and revenue                            9,543,975        276,172      5.84%
Other assets                                      785,494
Less: allowance for credit losses                 (89,868)
                                             ------------
  Total                                      $ 10,239,601
                                             ============

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
 Demand - interest bearing                   $  2,486,782      $  13,798      1.12%
 Savings                                          811,544          4,238      1.05%
 Other time                                     4,157,274         61,798      3.00%
Short-term borrowings                             447,172          4,575      2.06%
Junior subordinated debt                          125,000          5,094      8.15%
Long-term debt                                    139,400          4,161      6.02%
                                             ------------      ---------
 Total interest bearing
  liabilities and expense                       8,167,172         93,664      2.31%
Demand deposits - noninterest bearing           1,138,656
Other liabilities                                 109,553
                                             ------------
 Total liabilities                              9,415,381
Shareholders' equity                              824,221
                                             ------------
 Total                                       $ 10,239,601
                                             ============      ---------
Net interest revenue                                           $ 182,508
                                                               =========
Net interest margin                                                           3.86%
Net interest rate spread                                                      3.52%
Interest bearing liabilities to
 interest earning assets                                                     85.57%

Net interest tax equivalent adjustment                         $   5,295

                                    - END -